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                                                                   EXHIBIT 99.10



                     OPINION OF PRINGLE & HERIGSTAD, P. C.
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                                      LOGO

                                 LAW OFFICES OF

                           PRINGLE & HERIGSTAD, P.C.

ROGER 0 HERIGSTAD      FIRST AMERICAN BANK WEST BUILDING    JOHN J PETRIK

MITCHELL H MAHONEY             20 SW 1ST STREET             LEE J SALERUD

MARK F PURDY                 POST OFFICE BOX 1000          CAROL K LARSON

THOMAS A WENTZ             MINOT, NORTH DAKOTA 58702        DAVID J HOGUE

JAN M SEBBY               (701)852-0381 1-800-735-4064    REED A SODERSTROM

DONALD A NEGAARD               FAX (701) 857-1361

JAMES E NOSTDAHL                                          KENNETH G PRINGLE

(1914-1983)

     January 4, 1991



     ND INSURED INCOME FUND, INC.
     201 South Broadway
     Minot, ND 58701

     We have acted as special counsel to the ND Insured Income Fund, Inc. (the "Company"), a corporation organized under the laws of the State of North Dakota, in connection with the preparation and filing of a Registration Statement on Form N-lA and a Notification of Registration on form N-8A covering the offer and sale of an unlimited number of shares of said company (all of said shares being of one class and having a par value of one mill ($.001)).

     We have examined copies of the Articles of Incorporation, the Certificate of Incorporation, the Bylaws, the Registration Statement, all votes of the Company's Board of Directors (the "Board") at its initial meeting held on December 3, 1990, consents of the Board and other records and documents that we have deemed necessary for the purpose of rendering this opinion. We have also examined such other documents, papers, statutes, and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

     In our examination of said material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus and the Statement of Additional Information included as a part of the Registration Statement will be validly and legally issued and will be fully paid and non-assessable shares of ND Insured Income Fund, Inc.
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ND INSURED INCOME FUND, INC.
January 4, 1991
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statement of Additional Information included as a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any distributor or dealer in connection with the registration or qualification of the Company or the shares under the securities laws of any state or other jurisdiction.


/Thomas A. Wentz
Thomas A. Wentz
ir